UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2011

CENTURY PROPERTIES FUND XIV

(Exact name of Registrant as specified in its charter)

California	0-9242	94-2535195
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Century Properties Fund XIV (the “Registrant”) owns a 100% interest in Century Sun River, Limited Partnership, an Arizona limited partnership (the “Seller”), which owns Sun River Village Apartments (“Sun River”), a 334-unit apartment complex located in Tempe, Arizona.  As previously reported, on May 10, 2011 (the “Effective Date”), the Seller entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Holland Acquisition Co., LLC, a Washington limited liability company (the “Purchaser”), to sell Sun River to the Purchaser for a total sales price of $18,700,000.

On June 9, 2011, the Seller and the Purchaser entered into a First Amendment to the Purchase and Sale Contract (the “First Amendment”) pursuant to which the Seller agreed to provide the Purchaser with a credit of $100,000 at closing to cover the cost of certain capital repairs and replacements.

This summary of the terms and conditions of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as an exhibit.

Item 9.01   Financial Statements and Exhibits

(c)   Exhibits

10.14       First Amendment to Purchase and Sale Contract between Century Sun River, Limited Partnership, an Arizona limited partnership and Sun River Village, L.P., a Delaware limited partnership, dated June 9, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PROPERTIES FUND XIV

By:  Fox Capital Management Corporation

Managing General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: June 15, 2011